SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 APRIL 12, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission              IRS Employer
jurisdiction                      File Number             Identification
of incorporation                                          Number

Delaware                            1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600







                                Page 1 of 5 Pages
                       The Exhibit Index Appears on Page 4

         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On April 12, 2002 registrant issued a press release entitled "Halliburton to Appeal Patent Lawsuit Verdict".

     The following summarizes that press release:

     Registrant announced that a Federal court jury in Houston, Texas rendered a verdict on April 12 against registrant in a patent infringement case brought against it by BJ Services Company. The jury found that Halliburton Energy Services, Inc. infringed BJ's patent on its Vistar fracturing fluid and awarded BJ approximately $98 million in damages. The award is less than one-quarter of the amount BJ claimed at the beginning of the trial. The jury found that there was no intentional infringement. The court indicated that it would issue an injunction preventing registrant from further use of its Phoenix fracturing fluid that was determined by the jury to infringe the BJ patent. Registrant will appeal the verdict.

     Please see the full text of the attached press release for further details.


Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c) Exhibits.

         Exhibit 20 - Press release dated April 12, 2002.





                                Page 2 of 5 Pages
                       The Exhibit Index Appears on Page 4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HALLIBURTON COMPANY




Date:    April 12, 2002              By: /s/ Susan S. Keith
                                        -----------------------------------
                                             Susan S. Keith
                                             Vice President and Secretary






                                Page 3 of 5 Pages
                       The Exhibit Index Appears on Page 4

                                  EXHIBIT INDEX



Exhibit       Description

20            Press Release Dated April 12, 2002

              Incorporated by Reference









                                Page 4 of 5 Pages
                       The Exhibit Index Appears on Page 4